RenaissanceRe Reports Q1 2022 Net Loss Attributable to Common Shareholders of $394.4 Million; Operating Income Available to Common Shareholders of $151.9 Million. Poised to Deliver Shareholder Value Across Underwriting, Fees and Investments.
•Grew net premiums written by $341.1 million, or 18.7%; driven by growth in Casualty and Specialty net premiums written of $459.4 million, or 56.3%.
•Launched Fontana, an innovative casualty and specialty joint venture, in April 2022, expanding fee income business.
•Reported a combined ratio of 86.5%, which included an impact of 7.0 percentage points from the Q1 2022 Weather-Related Large Losses and 1.8 percentage points related to the Russia-Ukraine War.
•Repurchased $93.4 million of common shares.

Pembroke, Bermuda, May 3, 2022 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the first quarter of 2022.

Net Loss Attributable to Common Shareholders per Diluted Common Share: $(9.10) Operating Income Available to Common Shareholders per Diluted Common Share*: $3.50
Underwriting Income $200.3M	Fee Income $28.3M	Net Investment Income $83.7M
Change in Book Value per Common Share: (8.1)% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: (8.2)%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We would like to recognize the great human tragedy of the ongoing Russia-Ukraine War and hope for rapid cessation of hostilities and peace in the region. There were also numerous natural catastrophes this quarter and we would like to extend our sympathies to all those impacted. Our purpose is to protect communities and enable prosperity and these events reinforce the importance of our role in helping our stakeholders manage many different forms of volatility.
For our shareholders, we delivered a solid double digit operating return while generating profits in both underwriting segments. Our balance sheet is strong and all three of our drivers of profit should benefit from improving market conditions: our underwriting from material rate increases across most lines as well as continuing growth in our Casualty and Specialty segment; our fee income business from the launch of our groundbreaking Casualty and Specialty joint venture Fontana; and our investment income from rising interest rates. We believe that all of these factors will make our financial results increasingly resilient to natural catastrophe volatility and produce superior returns for our shareholders.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended March 31
(in thousands, except per share amounts and percentages)	2022	2021
Gross premiums written	$2,942,964	$2,652,442
Net premiums written	2,165,217	1,824,083
Underwriting income (loss)	200,278	(35,760)
Combined ratio	86.5%	103.1%

Net Income (Loss)
Available (Attributable) to common shareholders	(394,413)	(290,934)
Available (Attributable) to common shareholders per diluted common share	$(9.10)	$(5.87)
Operating Income (Loss) (1)
Available (Attributable) to common shareholders	151,945	4,395
Available (Attributable) to common shareholders per diluted common share	$3.50	$0.09
Book value per common share	$121.44	$131.15
Change in book value per share	(8.1)%	(5.3)%
Tangible book value per common share plus accumulated dividends (1)	$139.44	$148.17
Change in tangible book value per common share plus change in accumulated dividends (1)	(8.2)%	(5.3)%

Return on average common equity - annualized	(28.1)%	(17.1)%
Operating return on average common equity - annualized (1)	10.8%	0.3%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net Negative Impact
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
Estimates of net negative impact are based on a review of potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. Actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of losses from catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries, and other factors inherent in loss estimation, among other things.

In February 2022, Russia launched an invasion into Ukraine. There is uncertainty associated with the scale, duration and impact of this situation, which we continue to actively monitor. The Company’s loss estimates represent its best estimate of incurred losses based on currently available information, and actual losses may vary materially from these estimates.
Weather-Related Large Losses
Net negative impact on the consolidated financial statements

Three months ended March 31, 2022	Q1 2022 Weather-Related Large Losses (1)
(in thousands)
Net claims and claims expenses incurred	$(112,933)
Assumed reinstatement premiums earned	10,967
Ceded reinstatement premiums earned	(299)
Earned (lost) profit commissions	—
Net negative impact on underwriting result	(102,265)
Redeemable noncontrolling interest	34,347
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(67,918)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended March 31, 2022	Q1 2022 Weather-Related Large Losses (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(102,265)
Net negative impact on Casualty and Specialty segment underwriting result	—
Net negative impact on underwriting result	$(102,265)
Percentage point impact on consolidated combined ratio	7.0

(1)“Q1 2022 Weather-Related Large Losses” includes the Australian Floods which impacted Eastern Australia in February and March 2022, and Storm Eunice which impacted several areas in Europe in February 2022.
Russia-Ukraine War Losses
In the first quarter of 2022, losses related to Russia’s invasion of Ukraine resulted in a net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders of $24.9 million. This reflects net claims and claims expenses incurred and net negative impact on underwriting result of $27.1 million, solely in the Casualty and Specialty segment, partially offset by redeemable noncontrolling interest of $2.2 million. The net negative impact on underwriting result had a 1.8 percentage point impact on the consolidated combined ratio.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 70.1%; 17.3 percentage points from the Q1 2022 Weather-Related Large Losses

Property Segment
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,343,508	$1,616,819	(16.9)%
Net premiums written	890,166	1,008,460	(11.7)%
Underwriting income (loss)	184,802	(41,795)

Underwriting Ratios
Net claims and claim expense ratio - current accident year	44.7%	83.3%	(38.6)	pts
Net claims and claim expense ratio - prior accident years	(2.7)%	(0.9)%	(1.8)	pts
Net claims and claim expense ratio - calendar year	42.0%	82.4%	(40.4)	pts
Underwriting expense ratio	28.1%	24.5%	3.6	pts
Combined ratio	70.1%	106.9%	(36.8)	pts
•Gross premiums written decreased by $273.3 million, or 16.9%, driven by:
–$175.5 million reduction in Upsilon RFO Re Ltd. (“Upsilon RFO”).
–$79.1 million reduction in assumed reinstatement premiums due to lower impact from the Q1 2022 Weather-Related Large Losses, as compared to Winter Storm Uri in the first quarter of 2021.
–$28.3 million decrease in the other property class of business, principally due to the planned non-renewal of certain deals, which is partially offset by growth and rate improvement across other areas of business.
•Net premiums written decreased by $118.3 million, or 11.7%, driven by a $69.0 million decrease in net reinstatement premiums, and the reduction in the other property class of business noted above.
•The net claims and claim expense ratio - current accident year decreased 38.6 percentage points, primarily as a result of a lower impact from the Q1 2022 Weather-Related Large Losses, as compared to Winter Storm Uri in the first quarter of 2021.
•The net claims and claim expense ratio - prior accident years reflected net favorable development primarily from weather-related large losses in the 2017 to 2020 accident years.
•Underwriting expense ratio increased 3.6 percentage points, primarily driven by a reduced benefit to the ratio from reinstatement premiums.
•Underwriting income of $184.8 million and a combined ratio of 70.1% included the Q1 2022 Weather-Related Large Losses which had a $102.3 million net negative impact on the Property segment underwriting result and added 17.3 percentage points to the combined ratio in the first quarter of 2022.

Underwriting Results - Casualty and Specialty Segment: Grew net premiums written by 56.3% and reported a combined ratio of 98.2%

Casualty and Specialty Segment
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2022	2021
Gross premiums written	$1,599,456	$1,035,623	54.4%
Net premiums written	1,275,051	815,623	56.3%
Underwriting income (loss)	15,476	6,035

Underwriting Ratios
Net claims and claim expense ratio - current accident year	67.2%	67.8%	(0.6)	pts
Net claims and claim expense ratio - prior accident years	(0.1)%	(0.7)%	0.6	pts
Net claims and claim expense ratio - calendar year	67.1%	67.1%	—	pts
Underwriting expense ratio	31.1%	31.8%	(0.7)	pts
Combined ratio	98.2%	98.9%	(0.7)	pts
•Gross premiums written increased 54.4%, principally in the professional liability and general casualty lines of business. This growth was primarily driven by increases in new and existing business written in the current and prior periods, combined with rate improvements.
•Net premiums written increased 56.3%, primarily driven by growth in the casualty lines of business, consistent with the changes in gross premiums written.
•Net claims and claim expense ratio was unchanged from the first quarter of 2021, despite the impact of the Russia-Ukraine War, which added 3.1 percentage points of losses to the current accident year net claims and claim expenses.
•Underwriting expense ratio decreased 0.7 percentage points, principally due to a 1.2 percentage point improvement in the operating expense ratio driven by improved operating leverage, partly offset by a 0.5 percentage point increase in the net acquisition expense ratio due to slightly higher costs associated with the casualty book.

Fee Income: $28.3 million of fee income; performance fees impacted by deficit carried forward from weather-related losses in 2021

Fee Income
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2022	2021
Total management fee income	$27,222	$28,524	$(1,302)
Total performance fee income (loss) (1)	1,127	(4,535)	5,662
Total fee income	$28,349	$23,989	$4,360
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Total fee income increased $4.4 million due to higher performance fee income, partially offset by lower management fee income.
–Performance fee income was higher in the first quarter of 2022, however, continued to be negatively impacted by the underwriting deficit carried forward from the weather-related losses in 2021; the performance fee income in the first quarter of 2021 was negatively impacted by the impact of Winter Storm Uri losses.
–Management fee income was lower in the first quarter of 2022, primarily due to the reduced size of the Company’s structured reinsurance products and lower capital managed at Upsilon, partially offset by increased capital managed at other joint ventures and managed funds.
Investment Results: Performance primarily driven by net realized and unrealized losses in the fixed maturity investments portfolio

Investment Results
	Three months ended March 31		Q/Q Change
(in thousands, except percentages)	2022	2021
Net investment income	$83,691	$79,804	$3,887
Net realized and unrealized gains (losses) on investments	(673,017)	(345,563)	(327,454)
Total investment result	(589,326)	(265,759)	(323,567)
Total investment return - annualized	(10.2)%	(4.9)%	(5.3)	pts
•Total investment result decreased $323.6 million, primarily due to higher net realized and unrealized losses on investments, principally within the fixed maturity investments portfolio.
–In the first quarter of 2022, net realized and unrealized losses on fixed maturity investments of $618.3 million were primarily driven by unrealized mark-to-market losses resulting from the significant increase in interest rates. In addition, net realized and unrealized losses of $56.1 million on equity investments were in line with the wider equity markets.
–In the first quarter of 2021, net realized and unrealized losses on fixed maturity investments of $261.8 million were largely driven by increasing interest rates. In addition, net realized and unrealized losses of $67.9 million on equity investments were primarily driven by losses in the Company’s strategic investment portfolio.

•Managed fixed maturity and short-term investment weighted average yield to maturity was 2.3% and average duration was 2.8 years on total consolidated fixed maturity and short-term investments of $17.7 billion at March 31, 2022.

Other Items of Note
•Net loss attributable to redeemable noncontrolling interests was $11.9 million compared to net loss attributable to redeemable noncontrolling interests of $46.9 million in the first quarter of 2021, primarily due to:
–DaVinciRe Holdings Ltd. (“DaVinciRe”), which had a net loss in the first quarter of 2022 due to realized and unrealized losses on investments, driven by the increase in interest rates discussed previously, as compared to a larger net loss in the first quarter of 2021, which was driven by losses from Winter Storm Uri; and
–RenaissanceRe Medici Fund Ltd. (“Medici”), which, while generating positive returns for Medici’s investors, had a net loss attributable to redeemable noncontrolling interests in the first quarter of 2022 due to foreign exchange losses on hedges related to foreign currency share classes held by third-party investors. After taking into account the original currency carrying value of Medici’s foreign currency share classes, foreign currency hedges had no net impact to Medici’s investors. This was partially offset by
–Vermeer Reinsurance Ltd. (“Vermeer”), which had improved net income in the first quarter of 2022 as compared to the first quarter of 2021, which was impacted by losses from Winter Storm Uri.
•Income tax benefit of $36.7 million compared to $19.5 million in the first quarter of 2021. The increase in income tax benefit was primarily driven by higher unrealized investment losses in the Company’s U.S.-based operations compared to the first quarter of 2021.
•Net foreign exchange losses of $15.5 million compared to $22.8 million in the first quarter of 2021. The net foreign exchange losses in both periods were primarily driven by losses attributable to third-party investors in Medici which are allocated through noncontrolling interests, as discussed above, and miscellaneous foreign exchange losses generated by underwriting activities.
•Share repurchases of 576.7 thousand common shares at an aggregate cost of $93.4 million and an average price of $162.03 per common share in the first quarter of 2022. There were no shares repurchased subsequent to March 31, 2022.
•Raised capital of $786.3 million in the first quarter of 2022, through DaVinciRe, Medici, Upsilon RFO, and Vermeer, including $209.7 million from the Company. Subsequent to March 31, 2022:
–Launched Fontana Holdings L.P. and its subsidiaries (“Fontana”) with capital commitments of $475.0 million. In April 2022, $400.0 million of this amount had been funded, comprised of $273.7 million from third-party investors and $126.3 million from the Company; and
–Raised an additional $147.0 million through Medici, including $10.0 million from the Company.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating Income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, May 4, 2022 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and (re)insurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the impact of large non-recurring contracts and reinstatement premiums on the Company’s financial results; the Company’s ability to attract and retain key executives and employees; the effect of cybersecurity risks, including technology breaches or failure; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the Company’s ability to determine any impairments taken on its investments; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Keil Gunther Senior Vice President, Head of Global Marketing & Client Communication (441) 239-4932 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2022	March 31, 2021
Revenues
Gross premiums written	$2,942,964	$2,652,442
Net premiums written	$2,165,217	$1,824,083
Decrease (increase) in unearned premiums	(678,792)	(670,247)
Net premiums earned	1,486,425	1,153,836
Net investment income	83,691	79,804
Net foreign exchange gains (losses)	(15,486)	(22,788)
Equity in earnings (losses) of other ventures	(6,390)	(5,558)
Other income (loss)	1,193	2,171
Net realized and unrealized gains (losses) on investments	(673,017)	(345,563)
Total revenues	876,416	861,902
Expenses
Net claims and claim expenses incurred	841,733	867,051
Acquisition expenses	376,507	267,234
Operational expenses	67,907	55,311
Corporate expenses	12,502	10,405
Interest expense	11,955	11,912
Total expenses	1,310,604	1,211,913
Income (loss) before taxes	(434,188)	(350,011)
Income tax benefit (expense)	36,707	19,516
Net income (loss)	(397,481)	(330,495)
Net (income) loss attributable to redeemable noncontrolling interests	11,912	46,850
Net income (loss) attributable to RenaissanceRe	(385,569)	(283,645)
Dividends on preference shares	(8,844)	(7,289)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(394,413)	$(290,934)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$(9.10)	$(5.87)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$(9.10)	$(5.87)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$3.50	$0.09

Average shares outstanding - basic	43,357	49,579
Average shares outstanding - diluted	43,357	49,579

Net claims and claim expense ratio	56.6%	75.1%
Underwriting expense ratio	29.9%	28.0%
Combined ratio	86.5%	103.1%

Return on average common equity - annualized	(28.1)%	(17.1)%
Operating return on average common equity - annualized (1)	10.8%	0.3%
(1)See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2022	December 31, 2021
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$13,029,085	$13,507,131
Short term investments, at fair value	4,685,280	5,298,385
Equity investments trading, at fair value	873,268	546,016
Other investments, at fair value	2,182,479	1,993,059
Investments in other ventures, under equity method	81,106	98,068
Total investments	20,851,218	21,442,659
Cash and cash equivalents	1,563,056	1,859,019
Premiums receivable	4,851,513	3,781,542
Prepaid reinsurance premiums	1,185,982	854,722
Reinsurance recoverable	4,319,490	4,268,669
Accrued investment income	60,802	55,740
Deferred acquisition costs and value of business acquired	999,712	849,160
Receivable for investments sold	486,705	380,442
Other assets	287,485	224,053
Goodwill and other intangible assets	242,116	243,496
Total assets	$34,848,079	$33,959,502
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$13,510,304	$13,294,630
Unearned premiums	4,546,305	3,531,213
Debt	1,168,872	1,168,353
Reinsurance balances payable	4,319,657	3,860,963
Payable for investments purchased	907,945	1,170,568
Other liabilities	314,141	755,441
Total liabilities	24,767,224	23,781,168
Redeemable noncontrolling interests	3,963,895	3,554,053
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	44,193	44,445
Additional paid-in capital	513,631	608,121
Accumulated other comprehensive income (loss)	(12,834)	(10,909)
Retained earnings	4,821,970	5,232,624
Total shareholders’ equity attributable to RenaissanceRe	6,116,960	6,624,281
Total liabilities, noncontrolling interests and shareholders’ equity	$34,848,079	$33,959,502

Book value per common share	$121.44	$132.17

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,343,508	$1,599,456	$—	$2,942,964
Net premiums written	$890,166	$1,275,051	$—	$2,165,217
Net premiums earned	$618,591	$867,834	$—	$1,486,425
Net claims and claim expenses incurred	259,761	581,972	—	841,733
Acquisition expenses	127,096	249,411	—	376,507
Operational expenses	46,932	20,975	—	67,907
Underwriting income (loss)	$184,802	$15,476	$—	200,278
Net investment income			83,691	83,691
Net foreign exchange gains (losses)			(15,486)	(15,486)
Equity in earnings of other ventures			(6,390)	(6,390)
Other income (loss)			1,193	1,193
Net realized and unrealized gains (losses) on investments			(673,017)	(673,017)
Corporate expenses			(12,502)	(12,502)
Interest expense			(11,955)	(11,955)
Income (loss) before taxes and redeemable noncontrolling interests				(434,188)
Income tax benefit (expense)			36,707	36,707
Net (income) loss attributable to redeemable noncontrolling interests			11,912	11,912
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(394,413)

Net claims and claim expenses incurred – current accident year	$276,519	$583,047	$—	$859,566
Net claims and claim expenses incurred – prior accident years	(16,758)	(1,075)	—	(17,833)
Net claims and claim expenses incurred – total	$259,761	$581,972	$—	$841,733

Net claims and claim expense ratio – current accident year	44.7%	67.2%		57.8%
Net claims and claim expense ratio – prior accident years	(2.7)%	(0.1)%		(1.2)%
Net claims and claim expense ratio – calendar year	42.0%	67.1%		56.6%
Underwriting expense ratio	28.1%	31.1%		29.9%
Combined ratio	70.1%	98.2%		86.5%

	Three months ended March 31, 2021
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,616,819	$1,035,623	$—	$2,652,442
Net premiums written	$1,008,460	$815,623	$—	$1,824,083
Net premiums earned	$605,166	$548,670	$—	$1,153,836
Net claims and claim expenses incurred	498,832	368,219	—	867,051
Acquisition expenses	112,754	154,480	—	267,234
Operational expenses	35,375	19,936	—	55,311
Underwriting income (loss)	$(41,795)	$6,035	$—	(35,760)
Net investment income			79,804	79,804
Net foreign exchange gains (losses)			(22,788)	(22,788)
Equity in earnings of other ventures			(5,558)	(5,558)
Other income (loss)			2,171	2,171
Net realized and unrealized gains (losses) on investments			(345,563)	(345,563)
Corporate expenses			(10,405)	(10,405)
Interest expense			(11,912)	(11,912)
Income (loss) before taxes and redeemable noncontrolling interests				(350,011)
Income tax benefit (expense)			19,516	19,516
Net (income) loss attributable to redeemable noncontrolling interests			46,850	46,850
Dividends on preference shares			(7,289)	(7,289)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(290,934)

Net claims and claim expenses incurred – current accident year	$503,994	$372,089	$—	$876,083
Net claims and claim expenses incurred – prior accident years	(5,162)	(3,870)	—	(9,032)
Net claims and claim expenses incurred – total	$498,832	$368,219	$—	$867,051

Net claims and claim expense ratio – current accident year	83.3%	67.8%		75.9%
Net claims and claim expense ratio – prior accident years	(0.9)%	(0.7)%		(0.8)%
Net claims and claim expense ratio – calendar year	82.4%	67.1%		75.1%
Underwriting expense ratio	24.5%	31.8%		28.0%
Combined ratio	106.9%	98.9%		103.1%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2022	March 31, 2021
Property Segment
Catastrophe	$886,091	$1,131,125
Other property	457,417	485,694
Property segment gross premiums written	$1,343,508	$1,616,819

Casualty and Specialty Segment
General casualty (1)	$480,142	$343,170
Professional liability (2)	549,719	314,372
Financial lines (3)	259,104	144,386
Other (4)	310,491	233,695
Casualty and Specialty segment gross premiums written	$1,599,456	$1,035,623

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2022	March 31, 2021
Fixed maturity investments trading	$62,417	$62,933
Short term investments	1,136	573
Equity investments trading	2,754	1,491
Other investments
Catastrophe bonds	17,360	14,468
Other	5,552	3,801
Cash and cash equivalents	(41)	102
	89,178	83,368
Investment expenses	(5,487)	(3,564)
Net investment income	83,691	79,804

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading, net of investments-related derivatives (1)	(618,253)	(261,759)
Equity investments trading, net of investments-related derivatives (1)	(56,053)	(67,922)
Other investments
Catastrophe bonds	(8,261)	(19,083)
Other	9,550	3,201
Net realized and unrealized gains (losses) on investments	(673,017)	(345,563)
Total investment result	$(589,326)	$(265,759)

Total investment return - annualized	(10.2)%	(4.9)%
(1)Net realized and unrealized gains (losses) on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized and unrealized gains (losses) on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating Income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) attributable to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe (UK) Limited (“RenaissanceRe UK”), the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company also uses “operating Income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) attributable to RenaissanceRe common shareholders to “operating Income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) attributable to RenaissanceRe common shareholders per common share - diluted to “operating Income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2022	March 31, 2021
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$(394,413)	$(290,934)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	664,756	326,480
Adjustment for net foreign exchange losses (gains)	15,486	22,788
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	135
Adjustment for income tax expense (benefit) (1)	(41,874)	(19,965)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(92,010)	(34,109)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$151,945	$4,395

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$(9.10)	$(5.87)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	15.33	6.59
Adjustment for net foreign exchange losses (gains)	0.36	0.46
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—	—
Adjustment for income tax expense (benefit) (1)	(0.97)	(0.40)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(2.12)	(0.69)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$3.50	$0.09

Return on average common equity - annualized	(28.1)%	(17.1)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	47.3%	19.2%
Adjustment for net foreign exchange losses (gains)	1.1%	1.4%
Adjustment for corporate expenses associated with the acquisition of TMR and the subsequent sale of RenaissanceRe UK	—%	—%
Adjustment for income tax expense (benefit) (1)	(3.0)%	(1.2)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	(6.5)%	(2.0)%
Operating return on average common equity - annualized	10.8%	0.3%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Book value per common share	$121.44	$132.17	$128.91	$139.35	$131.15
Adjustment for goodwill and other intangibles (1)	(5.89)	(5.90)	(5.67)	(5.60)	(5.42)
Tangible book value per common share	115.55	126.27	123.24	133.75	125.73
Adjustment for accumulated dividends	23.89	23.52	23.16	22.80	22.44
Tangible book value per common share plus accumulated dividends	$139.44	$149.79	$146.40	$156.55	$148.17

Quarterly change in book value per common share	(8.1)%	2.5%	(7.5)%	6.3%	(5.3)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	(8.2)%	2.8%	(7.6)%	6.7%	(5.3)%
Year to date change in book value per common share	(8.1)%	(4.5)%	(6.9)%	0.6%	(5.3)%
Year to date change in tangible book value per common share plus change in accumulated dividends	(8.2)%	(4.0)%	(6.6)%	1.0%	(5.3)%
(1)At March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, goodwill and other intangibles included $18.4 million, $18.6 million, $19.0 million, $22.4 million, and $22.7 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.